    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997
                      Registration No. 33-_______________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

              --------------------------------------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

              --------------------------------------------------

                           BALDOR ELECTRIC COMPANY
            (Exact name of registrant as specified in its charter)

MISSOURI                                   43-0168840
(State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

    5711 R.S. BOREHAM, JR ST, FORT SMITH, ARKANSAS       72908
    (Address of Principal Executive Offices)             (Zip Code)

      BALDOR ELECTRIC COMPANY EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN
                           (Full Title of the Plan)

                                 R. L. QUALLS
            5711 R.S. BOREHAM, JR ST, FORT SMITH, ARKANSAS 72908
                   (Name and Address of Agent for Service)

                                (501) 646-4711
       (Telephone Number, including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered -- Common Stock, ($0.10 par value) and associated Common Stock Purchase Rights

Amount to be Registered -- 1,500,000 (1)
Proposed Maximum Offering Price Per Share -- $31.3125 (2)
Proposed Maximum Aggregate Offering Price -- $46,968,750 (2)
Amount of Registration Fee -- $14,333 (3)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(1) Plus such additional shares and associated Common Stock Purchase Rights as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The maximum offering price per share is based on the average of the high and low sale prices of the Common Stock as reported in The Wall Street Journal for the "New York Stock Exchange -- Composite Transactions" for August 5, 1997, pursuant to Rule 457(h)(1).

(3) Includes a minimum registration fee of $100 for the Common Stock Purchase Rights. Pursuant to Rule 457(h)(2), no separate fee is required with respect to the plan interests referred to above.






































                                     Page 2
                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

(a)    (1)   The Annual Report of Baldor Electric Company (the "Company")
             on Form 10-K for the year ended December 28, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       (2) The Annual Report of the Baldor Electric Company Employees' Profit Sharing and Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 1996, filed pursuant to Section 15(d) of the Exchange Act.

(b)    (1)   The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, filed pursuant to Section 13(a) of the Exchange Act.

       (2) The Company's Current Report on Form 8-K dated April 18, 1997, filed pursuant to Section 13(a) of the Exchange Act.

(c)    (1)   The description of the Company's Common Stock, $.10 par
             value, as contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       (2) The description of the Company's Common Stock Purchase Rights, as contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 16, 1988, as amended by the Company's Form 8-A/A dated March 21, 1996, for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, including annual reports on Form 11-K which may be deemed to be filed by the Plan, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                     II-1
Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

A partner in the law firm of Peper, Martin, Jensen, Maichel and Hetlage, the law firm issuing the opinion called for by Exhibit 5 of
Section 601 of Regulation S-K, is a co-trustee of a revocable living trust of which a shareholder of the Company is the settlor and beneficiary (the "Trust"). The Trust is the beneficial owner of 44,127 shares of Common Stock of the Company. The attorney who is the co-trustee disclaims beneficial ownership of these shares.

One partner in the aforementioned law firm beneficially owns 560 shares of Common Stock of the Company. Another partner owns 409 shares.

Two attorneys who are of counsel to the aforementioned law firm are the trustees and one of the attorneys is the beneficiary of a trust which owns 2,500 shares.

Item 6.  Indemnification of Directors and Officers.

Pursuant to Mo. Rev. Stat. para. 351.355, a corporation incorporated under the laws of the State of Missouri may indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred as a result of civil, criminal, administrative or investigative proceedings threatened or pending against such parties (other than such actions by or in the right of the corporation) if the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
With respect to actions by or in the right of the corporation, the corporation may indemnify directors and officers against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such action is brought determines the person is entitled to indemnification.

Section 357.355 allows a corporation to adopt provisions in its articles of incorporation or bylaws or to enter into agreements (which bylaws or agreements have been adopted by the shareholders) which provide for indemnity of the corporation's officers and directors based on a lower standard of conduct, except for knowingly fraudulent, deliberately dishonest or wilful misconduct.


                                      II-2
In addition, under Missouri law, the Company may purchase and maintain insurance on behalf of its officers and directors for any liability incurred by such parties in connection with their status as an officer or director of the Company, regardless of whether the Company would have the power under Missouri law to indemnify its officers or directors against such liability.

Article Ten of the Company's Restated Articles of Incorporation, as amended, provides that Baldor shall indemnify its officers and directors in all actions, whether derivative, nonderivative, civil, criminal, administrative or investigative, if such party's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. This is a lower standard than that set forth in the statute. Baldor also maintains directors' and officers' liability insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by Article Ten of the Company's Restated Articles of Incorporation, as amended.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                                       II-3
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-4
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on August 4, 1997.


                          BALDOR ELECTRIC COMPANY
                          (Registrant)

                          By:          /s/  R. L. Qualls
                                  R. L. Qualls
                                  Vice Chairman & Chief Executive Officer



                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. S. Boreham, Jr. and R. L. Qualls and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


















                                    II-5
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date

/s/ R. S. Boreham, Jr.       Chairman of the Board       )
R. S. Boreham, Jr.           of Directors                )
                                                         )
                                                         )
/s/ R. L. Qualls             Vice Chairman               )
R.L. Qualls                  of the Board of Directors,  )
                             Chief Executive Officer     )
                             and Director (Principal     )
                             Executive Officer)          )
                                                         )
                                                         )
/s/ Lloyd G. Davis           Executive Vice President -  )
Lloyd G. Davis               Finance, Chief Financial    )
                             Officer, Secretary and      )
                             Treasurer (Principal        )
                             Financial and Accounting    )
                             Officer)                    )
                                                         )
                                                         )
/s/ Jefferson W. Asher, Jr.  Director                    )
Jefferson W. Asher, Jr.                                  ) Aug. 4, 1997
                                                         )
                                                         )
/s/ Fred C. Ballman          Director                    )
Fred C. Ballman                                          )
                                                         )
                                                         )
/s/ O. A. Baumann            Director                    )
O. A. Baumann                                            )
                                                         )
                                                         )
/s/ John A. McFarland        President and Director      )
John A. McFarland                                        )
                                                         )
                                                         )
/s/ Robert J. Messey         Director                    )
Robert J. Messey                                         )
                                                         )
                                                         )
/s/ Robert L. Proost         Director                    )
Robert L. Proost                                         )
                                                         )
                                                         )
/s/ Willis J. Wheat          Director                    )
Willis J. Wheat                                          )




                                  II-6
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Baldor Electric Company's Profit Sharing and Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on August 4, 1997.



                              BALDOR ELECTRIC COMPANY
                              EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN

                              By:        BALDOR ELECTRIC COMPANY
                                         (as Plan Administrator)



                              By:             /s/  R. L. Qualls
                                    R. L. Qualls
                                    Vice Chairman & Chief Executive Officer






























                                    II-7
                              EXHIBIT INDEX



      Exhibit No.              Description


           4                   Omitted - Inapplicable

           5(i)                Opinion of Peper, Martin, Jensen, Maichel and
                                 Hetlage as to legality of securities,
                                 including its consent

           5(ii)(B)            Internal Revenue Service Determination Letter
                                 dated August 24, 1995, with respect to the Plan

           15                  Omitted - Inapplicable

           23(i)(a)            Consent of Ernst & Young LLP

           23(i)(b)            Consent of Peper, Martin, Jensen, Maichel and
                                 Hetlage as to legality of securities
                                 (contained in Exhibit 5(i))

           24                  Power of Attorney (see Signature Page)



* Numbers correspond to document numbers in Exhibit Table of Item 601 of Regulation S-K.
























                                     II-8